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Exhibit 5.3

October 30, 2023

The GEO Group, Inc.

4955 Technology Way

Boca Raton, FL 33431

Re:	Form S-3 Registration Statement of The GEO Group, Inc.

Ladies and Gentlemen:

We have acted as special Massachusetts counsel to Civigenics, Inc. and SECON, Inc., each a Massachusetts corporation (the “Corporations”), and Civigenics Management Services, LLC, a Massachusetts limited liability company (the “LLC”, and with the Corporations, collectively, the “Companies”), in connection with that certain registration statement on Form S-3 filed with the Securities and Exchange Commission on the date hereof (the “Registration Statement”) by The GEO Group, Inc. (the “Parent”), the Companies and certain other subsidiaries of the Parent (collectively with the Companies, the “Subsidiary Guarantors”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement registers the offering from time to time, pursuant to Rule 415 under the Act, of (i) common stock, par value $0.01 per share, of the Parent (the “Common Stock”), (ii) preferred stock, par value $0.01 per share, of the Parent (the “Preferred Stock”), (iii) the debt securities of the Parent which may be senior or subordinated (the “Debt Securities”), (iv) guarantees of the Debt Securities by one or more of the Subsidiary Guarantors, including one or more of the Companies (the “Guarantees”), (v) warrants to purchase Common Stock, Preferred Stock, Debt Securities or any combination thereof (the “Warrants”), and (vi) units consisting of one or more of the Common Stock, Preferred Stock, Debt Securities and Warrants, or any combination thereof (the “Units”, and with the Common Stock, Preferred Stock, Debt Securities, Guarantees and Warrants, collectively, the “Securities”). The offering of the Securities will be as set forth in the prospectus forming a part of the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus (each supplement, a “Prospectus Supplement”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly so stated.

ATTORNEYS AT LAW	BOSTON | NEW YORK | PARIS | WASHINGTON | DENVER | FOLEYHOAG.COM

The GEO Group, Inc.

October 30, 2023

In connection with issuing this opinion, we have reviewed originals or copies of the following documents:

1. the Registration Statement and the Prospectus;

2. the form of Indenture for senior Debt Securities and the form of Indenture for subordinated Debt Securities (each, an “Indenture” and, collectively, the “Indentures”);

3. the Articles of Organization and By-Laws of each of the Corporations, each in the form certified to us;

4. the Certificate of Organization and Operating Agreement of the LLC, each in the form certified to us;

5. certain resolutions adopted by the Board of Directors or Board of Managers, as the case may be, of each of the Companies relating to the Registration Statement and related matters, each in the form certified to us;

6. the certificates of legal existence and good standing of each of the Corporations, dated as of October 18, 2023, and the certificate of good standing of the LLC, dated as of October 16, 2023, in each case, issued by the Secretary of the Commonwealth of the Commonwealth of Massachusetts (collectively, the “Certificates of Good Standing”); and

7. certificates as to certain factual matters executed by each of the Companies.

We have examined such matters of fact and questions of law as we have considered appropriate for the purposes of this letter. In rendering the opinions set forth herein, we have relied, without investigation, on each of the following assumptions: (a) the legal capacity of each natural person to take all actions required of each such person in connection with the Registration Statement; (b) the genuineness of each signature, the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy; (c) the legal existence of each party to the Registration Statement (other than the Companies); (d) the entity power of each party to the Registration Statement (other than the Companies) to execute and file the Registration Statement and to do each other act done or to be done by such party; (e) the authorization, execution and delivery by each party (other than the Companies) of each document executed and delivered or to be executed and delivered in connection with the Registration Statement by such party; and (f) as to matters of fact, the truthfulness of the representations made in the certificates of public officials and officers or other representatives of the Companies.

Based upon and subject to the foregoing, and subject to the qualifications set forth below, it is our opinion that,

The GEO Group, Inc.

October 30, 2023

1. Based solely on the respective Certificates of Good Standing, each of the Companies is a Massachusetts corporation or Massachusetts limited liability company, as the case may be, that is validly existing and in good standing under the laws of The Commonwealth of Massachusetts.

2. As for any Guarantees issued by any of the Companies, when (i) the issuance and terms of such Guarantees and the terms of the offering thereof have been (A) duly established in conformity with the applicable Indenture or any supplemental indenture thereto, so as not to violate applicable law, or rule or regulation thereunder applicable to such Company, so as not to affect the enforceability of such Guarantees or result in a default under or breach of any agreement or instrument binding on such Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over such Company and (B) duly authorized by proper action of the Board of Directors or the Board of Managers, as the case may be, of such Company in accordance with its Articles of Organization and its By-Laws or its Certificate of Organization and its Operating Agreement, as the case may be, and (ii) such Guarantees have been duly executed, authenticated, issued and delivered in accordance with any applicable underwriting agreement, the applicable Indenture and any supplemental indenture thereto and issued and sold as contemplated in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto, such Company will have the corporate or limited liability company, as the case may be, power and authority to execute, deliver and perform its obligations under the applicable Indenture, any supplemental indenture thereto and the applicable Guarantees and will have taken the required steps to authorize the execution and delivery of the applicable Indenture, any supplemental indenture thereto and such Guarantees under the laws of the Commonwealth of Massachusetts.

We express no opinion as to matters governed by laws of any jurisdiction other than the laws of The Commonwealth of Massachusetts as in effect on the date hereof. We express no opinion as to the tax good standing of any Company in any jurisdiction.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished to you in connection with the filing of the Registration Statement and, except as set forth below, may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent. Notwithstanding the foregoing, the law firm of Akerman LLP may rely upon this opinion letter in connection with the opinion letter to be submitted by such firm with respect to the Registration Statement.

This opinion letter shall be interpreted in accordance with the Core Opinion Principles jointly issued by the Committee on Legal Opinions of the American Bar Association’s Business Law Section and the Working Group on Legal Opinions Foundation as published in 74 Business Lawyer 815 (2019).

The GEO Group, Inc.

October 30, 2023

We hereby consent to the reference to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion letter with the Securities and Exchange Commission in connection with the filing of the Registration Statement referred to above. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission issued thereunder.

Very truly yours,
FOLEY HOAG LLP
By:	/s/ John D. Hancock
A Partner